                                                                      Exhibit 11

                                   NVR, Inc.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                              Three Months Ended June 30,        Six Months Ended June 30,
                                            ------------------------------    -------------------------------
                                                 2000             1999             2000             1999
                                            -------------    -------------    -------------     -------------
1.  Net income                              $      37,204    $      28,263    $      67,778     $      54,270
                                            =============    =============    =============     =============
2.  Average number of shares
    outstanding                                     9,098           10,606            9,295            10,774

3.  Shares issuable upon exercise
    of dilutive options, based on
    average market price                            1,946            1,921            1,843             1,892
                                            -------------    -------------    -------------     -------------

4.  Average number of shares
    and share equivalents outstanding
    (2 + 3)                                        11,044           12,527           11,138            12,666
                                            =============    =============    =============     =============

5.  Basic earnings per share (1/2)          $        4.09    $        2.66    $        7.29     $        5.04
                                            =============    =============    =============     =============

6.  Diluted earnings per share (1/4)        $        3.37    $        2.26    $        6.09     $        4.28
                                            =============    =============    =============     =============

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